Sub-Item 77Q1(a): Copies of Material Amendments to the Registrants Declaration of Trust or By-laws

Amendment No. 89 dated February 11, 2016 to the Agreement and
 Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(90) to Post-Effective Amendment
 No. 526 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on February 26, 2016
 (Accession No. 0001193125-16-482292).

Amendment No. 90 dated April 14, 2016 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(91) to Post-Effective Amendment No. 551 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on April 29, 2016 (Accession No. 0001193125-16-568780).

Amendment No. 91 dated May 23, 2016 to the Agreement and Declaration of
 Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(92) to Post-Effective Amendment No. 573 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2016 (Accession No. 0001193125-16-664829).

Amendment No. 92 dated June 16, 2016 to the Agreement and Declaration of Trust
 dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(93) to Post-Effective Amendment No. 573 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2016 (Accession No. 0001193125-16-664829).